UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 26, 2010

NORANDA ALUMINUM HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-148977	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

During first quarter 2010, in connection with continued integration activities of our alumina refinery in Gramercy, Louisiana (“Gramercy”) and our bauxite mining operations in St. Ann, Jamaica (“St. Ann”), we have changed the composition of our reportable segments. Those integration activities included a re-evaluation of the financial information provided to our Chief Operating Decision Maker, as that term is defined in US GAAP. We became the sole owner of Gramercy and St. Ann on August 31, 2009.

We previously reported three segments: upstream, downstream, and corporate. We have now identified five reportable segments, with the components previously comprising upstream now representing three segments: primary aluminum products, alumina refining, and bauxite. The downstream segment will be referred to as the flat rolled products segment. The corporate segment is unchanged.

We are filing information under Item 8.01 of this Current Report on Form 8-K to provide investors with the 2009 audited financial statements adjusted for the retrospective application of the change in segment composition described above. The segment changes discussed above had no impact on our historical consolidated financial position, results of operations or cash flows. The retrospectively adjusted financial statements contained in Exhibit 99.1 to this Form 8-K do not represent a restatement of previously issued financial statements.

We are also filing information under Item 8.01 of this Current Report to provide unaudited financial information for Gramercy Alumina LLC pursuant to SX Rule 3-09(b).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed in this report, including, without limitation, in conjunction with the forward-looking statements included in this report. All forward-looking information in this report and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	our substantial indebtedness, and the possibility that we may incur more indebtedness;

•	the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in our earnings and cash flows;

•	a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of our products;

•	losses caused by disruptions in the supply of electrical power;

•	delays in restoring our New Madrid smelter to full capacity;

•	fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products;

•	the effectiveness of our hedging strategies in reducing the variability of our cash flows;

•	the effects of competition in our business lines;

•	the relative appeal of aluminum compared with alternative materials;

•	our ability to retain customers, a substantial number of which do not have long-term contractual arrangements with us;

•	our ability to fulfill our business’s substantial capital investment needs;

•	the cost of compliance with and liabilities under environmental, safety, production and product regulations;

•	natural disasters and other unplanned business interruptions;

•	labor relations (i.e., disruptions, strikes or work stoppages) and labor costs;

•	unexpected issues arising in connection with our operations outside of the United States;

•	our ability to retain key management personnel;

•	our expectations with respect to our acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions; and

•	the ability of our insurance to cover fully our potential exposures.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: April 26, 2010	By:	/s/ Robert B. Mahoney
Robert B. Mahoney Chief Financial Officer